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                                                                EXHIBIT 6(a)(4)




                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT

         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Tax-Exempt Funds, Inc., a Maryland corporation and A I M Distributors, Inc., a Delaware Corporation shall hereby be amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                           AIM TAX-EXEMPT FUNDS, INC.


Class A Shares

AIM Tax-Exempt Cash Fund
AIM Tax-Exempt Bond Fund of Connecticut
Intermediate Portfolio
         AIM Tax-Free Intermediate Shares"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                           , 1997
      ---------------------------

                                             AIM TAX-EXEMPT FUNDS,  INC.


Attest:                                      By:
        -------------------------                -----------------------------
         Assistant Secretary                          Robert H. Graham
                                                      President

(SEAL)


                                             AIM DISTRIBUTORS, INC.


Attest:                                      By:
        -------------------------                -----------------------------
Assistant Secretary                                   Michael J. Cemo
                                                      President

(SEAL)